OPTION AGREEMENT BY AND BETWEEN

期权交易协议书

协议双方： GO SOLAR USA, INC.

 AND YOSIAN（衍生科技）

This Option Agreement is entered into as of the 1st day of September, 2010 by and between GO SOLAR USA, INC. (GSLR) and YOSIAN, a Chinese company.

此期权交易协议书开始于___ 日  _____________月, 2010年， 协议双方为美国的GO SOLAR USA, INC. (以下简称GSLR)公司，和中国的YOSIAN（衍生科技）公司。

WHEREAS, GSLR is in the business of identifying and developing new energy solutions, and

鉴于GSLR 致力于识别和发展新能源的解决方案，并且

WHEREAS, YOSIAN is in the business of developing cell phone technologies,

鉴于衍生科技致力于发展新型手机科技，

THEREFORE, the Parties agree as follows:

因此双方就以下达成协议：

Agreement.  The Parties agree to enter into an Option Agreement related to the Apple Peel 520 technology of YOSIAN.  YOSIAN shall retain ownership of the device under this Option Agreement.

双方就与衍生科技相关的苹果皮520技术达成期权交易协议，衍生科技仍可以在此协议下拥有此款设备的所有权。

1.         Option Period.  This Option Agreement shall be for a period of ninety (30) days beginning from the date of this agreement.  GSLR shall pay to YOSIAN the sum of $20,000 for this option right during which time, GSLR shall have the right to conduct a due diligence review of YOSIAN .  GSLR shall have complete access to company data (subject to confidentiality agreements) for purposes of its due diligence review.期权时期：从签订协议开始此期权协议维持30天，在此协议正确的执行下，GSLR应付给衍生科技共计美元20,000元。GSLR有权对衍生科技进行企业评估，在不违反保密协议的前提下，GSLR为了可以对衍生科技进行企业评估，可获得完整的衍生科技的资料。

a.    YOSIAN agrees to provide GSLR with any information necessary for GSLR to a determination regarding potential conflicts between Apple Peel 520 and any U. S. patents.

衍生科技同意提供任何相关的必要信息给GSLR 为确定 在苹果皮520和美国任何专利潜在的争论。

b.    YOSIAN understands and agrees that GSLR shall have the right to file an application for and to prosecute, on behalf of YOSIAN, a U. S. Patent for Apple Peel520.  YOSIAN further understands and agrees that GSLR shall have the right to obtain the U. S. Patent, on behalf of YOSIAN, prior to moving forward with additional funding in conjunction with a Profit Participation Agreement.  Both parties agree that the obtaining of a U. S Patent is a material consideration for the Profit Participation Agreement.  At all times, YOSIAN shall retain full ownership of this technology and the filing for the U. S. Patent by GSLR shall not, in any way, infringe upon those ownership rights nor give GSLR any ownership rights in this product.

衍生科技理解并且同意GSLR代表衍生科技---苹果皮520的专利拥有者，可对他人提起诉讼。衍生科技也理解并同意GSLR获得苹果皮520在美国的专利。考虑到有关分红协议，GSLR在美国代表衍生科技可优先推进在建项目后续资金。双方同意：所获得的美国专利是针对于物质方面考虑的利润分享协议，衍生科技可以一直保留完整的美国专利所有权，无论如何，不可侵犯拥有者衍生科技的权利，也不可侵犯GSLR对苹果皮520的任何所有权。

2.         During the Option Period, the parties agree to negotiate, in good faith, a potential Profit Sharing

Agreement.

在期权协议期间，双方同意协商，互相信任，潜在利润分红的协议。

3.         If GSLR elects not to move forward with a subsequent Profit Sharing Agreement at any time during the Option Period and due diligence review, then GSLR shall not owe any obligation to YOSIAN at the expiration of the Option Period.

在期权协议的任何时间, 如果GSLR决定不推进接下来的利润分红协议以及企业评估，那么期权协议结束后，GSLR对衍生科技无任何责任.

4.         During the Option Period, YOSIAN agrees it will not make any material changes of any nature without first providing written notification to GSLR and thereafter obtaining GSLR’s express consent to such change.

在选项期间，若YOSIAN公司没有第一时间提供书面通知给GSLR，YOSIAN同意不会做出对产品任何性质的任何材料的改变；对这种改变，只有得到GSLR的明确同意后，才可以进行。

a.    Material Change would encompass any event which affects or alters the business plan or operation, financial structure or ownership structure of YOSIAN.

材料的改变将包括影响或改变商业计划或商业运转、财务结构或YOSIAN所有权的任何事件。

Funding  资金

The non-refundable payment due on this Option Agreement, as described above shall be paid to YOSIAN within 10 business days of both parties having signed a copy of this agreement and such agreement having been delivered to a representative of GSLR.

在此选项协议中不可归还的付款，如上所述，应当在10个工作日内根据交易双方签订的已经被送到GSLR代表处的协议付给YOSIAN。

Jurisdiction 管辖

This Option Agreement shall be governed by the laws of the state of Texas with venue in Harris County, Texas.

此选项协议应受美国德克萨斯州和哈里斯地区法律的约束。

Severability可分离条款

If any provision of this Option Agreement is found by a court of law to be unenforceable, the remainder of the agreement shall remain in full force and effect.  The provision found to be unenforceable shall be construed within the confines of the law to have an effect as near as possible to the original effect of this Option Agreement.

如果此选项协议中规定有法院的法律不能强制实施的，而其余的协议应该仍然保持充分有效。法律不能强制实施的规定应该在法律的范围内得到解释，而且法律的范围内实施的作用尽可能接近最初选项协议效果。

Multiple Originals多个正本

The Parties may sign separate copies of this Document and such multiple originals shall be considered as a single agreement by and between the Parties.

当事人可以签署这份文件的副本，多个正本应被视为一个单独的双方之间的协议。

Name of Company: YOSIAN

公司名称: YOSIAN

By: /s/ Pan Yong

     Name: PAN YONG

     Title: President

GO SOLAR USA, INCORPORATION

By: /s/ Tyson Rohde

                TYSON ROHDE, Chairman